Exhibit 10.2

Subscription Agreement

Pursuant to this Agreement, GENESIS CAPITAL MANAGEMENT LIMITED, Trust House, 112 Brodie Street, Kingstown, Saint Vincent and the Grenadines (“GCM Ltd”), and for the consideration set forth herein, and subject to the terms hereof, hereby subscribes to and hereby purchases 14,096,093 shares (the “GSC Shares”) of restricted common stock of GENESIS SOLAR CORPORATION (formerly known as COGENCO INTERNATIONAL, INC.), a Colorado corporation (“GSC”).

GSC (as buyer) and GENESIS ENERGY INVESTMENTS PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange (“Seller”) are parties to that certain Amended and Restated Stock Purchase Agreement dated May 12, 2010 (the “Restated SPA”), for the purchase (the “Transaction”) by GSC from Seller of certain assets owned by Seller.

GSC has assigned its right to purchase those assets to GCM Ltd pursuant to an “Assignment of Amended and Restated Stock Purchase Agreement and Related Documents” (the “Assignment”) to which this subscription agreement is Exhibit A.

Now, therefore, GCM Ltd is entering into this Subscription Agreement to allow GCM Ltd to obtain the GSC Shares necessary to allow GCM Ltd to complete its obligations as Buyer under the Restated SPA.

1.           Consideration.  GCM  Ltd herewith delivers to GSC the following which constitute the consideration for the issuance of the GSC Shares:

a.           $10.00 paid to GSC, the receipt of which GSC hereby acknowledges;

b.           Execution by all parties of the Escrow Agreement attached as Exhibit B to the Assignment;

c.           Execution by all parties of the Termination and Release of Escrow Agreement attached as Exhibit C to the Assignment;

d.           All parties’ compliance with the terms hereof and thereof; and

e.           The mutual promises and covenants contained herein and in the other documents referenced herein and in the Assignment.

2.           Return of GSC Shares.  If the conditions precedent to the release of the GSC Shares from the escrow the Escrow Agreement attached as Exhibit B to the Assignment and Release to which this Subscription Agreement is Exhibit A (the “Escrow”) by December 31, 2010 have not been met, GCM Ltd will return all of the GSC Shares to GSC.

3.           Investment Representations.  GCM Ltd is hereby acquiring the GSC Shares for the sole purpose of meeting its obligations under that certain Amended and Restated Stock purchase Agreement dated May 12, 2010 (the “Restated SPA”), with GENESIS ENERGY INVESTMENTS PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange (“Seller”) for the purchase (the “Transaction”) by Buyer from Seller of certain assets by GSC from Seller, which right GSC has assigned to GCM Ltd.  GCM Ltd. has no intention of otherwise transferring, distributing, selling or assigning any of the GSC Shares.  Furthermore, GCM Ltd represents that it is a non-U.S. person as that term is defined in Regulation S adopted by the Securities and Exchange Commission.

4.           Expenses.  Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

5.           Public Announcements.  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing and to the Escrow Release Date, Seller shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

6.           Confidentiality.

a.           Between the date of this Agreement and the Closing Date and thereafter until the Escrow Release Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless

(i)           such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,

(ii)           the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or

(iii)           the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

b.           If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing or the Escrow Release Date takes place, Seller waives, and will upon Buyer's request cause the Acquired Companies to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Acquired Companies except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

7.           Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:
GENESIS CAPITAL MANAGEMENT LIMITED,
Trust House, 112 Brodie Street,
Kingstown, Saint Vincent and the Grenadines
Facsimile No.: 00-36-1-452-1701

Buyer:
GENESIS SOLAR CORPORATION
4600 South Ulster Street, Suite 800
Denver, CO 80237
Attention:  David W. Brenman, President
Facsimile No.: 303-221-8686

with a copy to:
Burns, Figa & Will, P.C.
Suite 1000, 6400 South Fiddler’s Green Circle
Greenwood Village, CO 80112
Attention:  Herrick K. Lidstone, Jr., Esq.
Facsimile No.: 303-796-2777

7.           Jurisdiction; Service Of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, County of Arapahoe, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8.           Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

9.           Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,

a.           no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of  the claim or right unless in writing signed by the other party;

b.           no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

c.           no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

10.           Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.           Assignments, Successors, And No Third-Party Rights.  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.           Article And Section Headings, Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Article” or “Articles,” "Section" or "Sections" refer to the corresponding Article, Articles, Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.  All references to “$” or dollars shall be to the currency of the United States; references to € shall be to Euros.  The official language for the Contemplated Transactions shall be English and the English translation of any documents shall be the governing document.

14.           Time Of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

15.           Governing Law.  This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

16.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the ___ day of July 2010, and the undersigned has been duly authorized by GCM Ltd to execute this Subscription Agreement on its behalf.

Buyer
GENESIS CAPITAL MANAGEMENT LIMITED

By:
Name
Title

ACCEPTANCE

Subject to the terms of this Subscription Agreement, the Escrow Agreement set forth as Exhibit B to the assignment by the undersigned of the Amended and Restated Stock Purchase Agreement to GCM Ltd (the “Assignment”), and subject to the parties’ release of the Existing Escrow Agreement as set forth as Exhibit C to the Assignment, Genesis Solar Corporation hereby accepts GCM Ltd’s subscription for and purchase of the GSC Shares as set forth in the Subscription Agreement.

Buyer
GENESIS SOLAR CORPORATION

By:
David W. Brenman, President